UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

KINGSTONE COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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not applicable

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[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 13, 2013

To the Stockholders of Kingstone Companies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kingstone Companies, Inc., a Delaware corporation (the “Company”), will be held on August 13, 2013 at 15 Joys Lane, Kingston, New York 12401, at 9:00 a.m., for the following purposes:

1.	To elect five directors for the coming year.

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of common shares authorized to be issued by the Company from 10,000,000 to 20,000,000.

3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of preferred shares authorized to be issued by the Company from 1,000,000 to 2,500,000.

4.	To approve an amendment to the Company’s 2005 Equity Participation Plan (the “Plan”) to increase the number of common shares authorized to be issued pursuant to the Plan from 550,000 to 700,000.

5.	To hold a non-binding advisory vote on the Company’s executive compensation.

6.	To hold a non-binding advisory vote on the frequency of future advisory votes on the Company’s executive compensation.

7.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 18, 2013 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013 are available electronically to the Company’s stockholders of record as of the close of business on June 18, 2013 at www.proxyvote.com.

Victor Brodsky
Secretary

Kingston, New York
[____________] [___], 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY
This proxy statement is being made available to all stockholders of record at the close of business on June 18, 2013 in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on August 13, 2013 at 9:00 a.m., local time, or any adjournment thereof. Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on [_________] [___], 2013.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:

(i)	FOR the nominees named in the proxy to our Board of Directors.

(ii)	FOR the proposal to approve the amendment to our Certificate of Incorporation to increase the number of common shares authorized to be issued from 10,000,000 to 20,000,000.

(iii)
FOR the proposal to approve the amendment to our Certificate of Incorporation to increase the number of preferred shares authorized to be issued from 1,000,000 to 2,500,000 (the “Preferred Share Increase Proposal”).

(iv)
FOR the proposal to approve the amendment to our 2005 Equity Participation Plan (the “Plan”) to increase the number of common shares authorized to be issued pursuant to the Plan from 550,000 to 700,000 (the “Plan Proposal”).

(v)	FOR the approval of the compensation of our named executive officers.

(vi)	FOR a frequency of EVERY THREE YEARS regarding how frequently we should seek an advisory vote on our executive compensation.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”. The election of directors, the Preferred Shares Increase Proposal, the Plan Proposal, the advisory vote with respect to executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation are considered “non-routine” matters and therefore may not be voted on by your bank or broker absent specific instructions from you. Please instruct your bank or broker so your vote can be counted.

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.
The total number of common shares outstanding and entitled to vote as of the close of business on June 18, 2013 was 3,840,920 .  The common shares are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  A majority of the common shares outstanding and entitled to vote as of the close of business on June 18, 2013, or 1,920,461 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Our Certificate of Incorporation provides for cumulative voting of shares for the election of directors. This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (five) multiplied by the number of shares he is entitled to vote. A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees; however, in order to cumulate votes, a stockholder must request a proxy card (as Internet and telephone voting will not be available for such purposes). Only stockholders of record as of the close of business on June 18, 2013 will be entitled to vote. With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being five nominees, each person who receives one or more votes will be elected as a director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals and may be voted for the other nominees.

Stockholders may expressly abstain from voting on Proposals 2, 3, 4, 5 and 6 by so indicating on the proxy. Abstentions are counted as present in the tabulation of votes on Proposals 2, 3, 4, 5 and 6. Since Proposals 2 and 3 require the affirmative approval of a majority of the common shares outstanding and entitled to vote (assuming a quorum is present at the meeting), abstentions, as well as broker non-votes, will have the effect of a negative vote. Since Proposals 4 and 5 require the affirmative approval of a majority of the common shares present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effective of a negative vote while broker non-votes will have no effect. With respect to Proposal 6, the option receiving the highest number of votes will be determined to be the preferred frequency. Accordingly, with respect to Proposal 6, abstentions and broker non-votes will have no effect.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices located at 15 Joys Lane, Kingston, New York 12401, and also during the whole time of the meeting for inspection by any stockholder who is present. To contact us, stockholders should call (845) 802-7900.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2012 and 2011 for certain executive officers, including our Chief Executive Officer:

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation		All Other Compensation	Total
Barry B. Goldstein Chief Executive	2012	$450,000	-	$126,985	(1)	$33,825	$610,810
Officer	2011	$375,000	-	$216,327	(2)	$29,832	$621,159

Victor J. Brodsky Chief Financial	2012	$240,000	-	$6,558	(3)	$13,792	$260,350
Officer	2011	$220,000	$10,000	$26,893	(4)	$9,800	$266,693

John D. Reiersen Executive Vice	2012	$150,200	-	$7,392	(3)	$6,064	$163,656
President, Kingstone	2011	$339,524	-	$76,091	(4)	$14,949	$430,564
Insurance Company
__________

(1)
Represents bonus compensation of $110,540 accrued pursuant to Mr. Goldstein’s employment agreement and paid in 2013, and $16,445 accrued pursuant to the Kingstone Insurance Company (“KICO”) employee profit sharing plan and paid in 2013.

(2)
Represents bonus compensation of $167,358 accrued pursuant to Mr. Goldstein’s employment agreement and paid in 2012, and $48,968 accrued pursuant to the KICO employee profit sharing plan and paid in 2012.

(3)	Represents amounts accrued pursuant to the KICO employee profit sharing plan and paid in 2013.

(4)	Represents amounts accrued pursuant to the KICO employee profit sharing plan and paid in 2012.

Employment Contracts

Mr. Goldstein is employed as our President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement, dated October 16, 2007, as amended (the “Goldstein Employment Agreement”), that expires on December 31, 2014. Pursuant to the Goldstein Employment Agreement, effective January 1, 2012, Mr. Goldstein is entitled to receive an annual base salary of $450,000 (“Base Salary”). Mr. Goldstein’s annual base salary had been $350,000 from January 1, 2004 through December 31, 2009 and $375,000 from January 1, 2010 through December 31, 2011. Mr. Goldstein is also entitled to receive annual bonuses based on our net income (which bonus may not be less than $10,000 per annum). A portion of the Base Salary amount payable to Mr. Goldstein is contractually shared with KICO. Since August 2008, Mr. Goldstein has served as Chief Investment Officer of KICO. Since January 2012, he has also served as President and Chief Executive Officer of KICO. See “Termination of Employment and Change-in-Control Arrangements.”

Mr. Reiersen is employed as Executive Vice President of KICO pursuant to an employment agreement, dated September 13, 2006, as amended (the “Reiersen Employment Agreement”). Pursuant to the Reiersen Employment Agreement, during 2011, Mr. Reiersen was entitled to receive an annual base salary of approximately $269,000 in his then capacity as President and Chief Executive Officer of KICO. Effective February 28, 2011, pursuant to an amendment to the Reiersen Employment Agreement, the term was extended from December 31, 2011 to December 31, 2014 and, since January 1, 2012, Mr. Reiersen has been serving as Executive Vice President of KICO. Pursuant to the amendment, in the capacity of Executive Vice President, Mr. Reiersen reports to the President and Chief Executive Officer of KICO and provides advice and assistance to the President and Chief Executive Officer of KICO, as well as other officers and management personnel of KICO, with regard to the management and operation of KICO. Pursuant to the amendment, effective January 1, 2012, Mr. Reiersen’s minimum annual salary is $100,000 in consideration of the anticipated provision of approximately 500 hours of service per year on behalf of KICO. See “Termination of Employment and Change-in-Control Arrangements.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning unexercised options held by the above named executive offices as of December 31, 2012.

Name	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
	Exercisable	Unexercisable

Barry B. Goldstein	141,648	47,217(1)	$2.50	03/24/15
Victor J. Brodsky	-	-	-	-
John D. Reiersen	15,000	5,000(2)	$2.35	07/30/14
____________________

(1)	Such options became exercisable on March 24, 2013.
(2) Such options are exercisable on July 30, 2013.

Termination of Employment and Change-in-Control Arrangements

Pursuant to the Goldstein Employment Agreement and as provided for in his prior employment agreement which expired on April 1, 2007, Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to one and one-half times his then annual salary in the event of the termination of his employment following a change of control of Kingstone Companies, Inc. Under such circumstances, Mr. Goldstein’s outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date. In addition, in the event Mr. Goldstein’s employment is terminated by Kingstone Companies, Inc. without cause or he resigns with good reason (each as defined in the Goldstein Employment Agreement), Mr. Goldstein would be entitled to receive his base salary and bonuses from Kingstone Companies, Inc. for the remainder of the term, and his outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date. In addition, in the event Mr. Goldstein’s employment with KICO is terminated by KICO with or without cause, he would be entitled to receive a lump sum payment from KICO equal to six months base salary.

Pursuant to the Reiersen Employment Agreement, in the event of the termination of Mr. Reiersen’s employment with KICO, he would be entitled to severance in an amount equal to the lesser of $50,000 or the remaining salary payable to him through the term of his agreement.

Compensation of Directors

The following table sets forth certain information concerning the compensation of our directors for the fiscal year ended December 31, 2012:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total

Michael R. Feinsod	$29,675	-	-	$29,675

Jay M. Haft	$29,650	-	-	$29,650

David A. Lyons	$30,250	-	-	$30,250

Jack D. Seibald	$31,750	-	-	$31,750

Our non-employee directors are entitled to receive compensation for their services as directors as follows:

•	$25,000 per annum (including $5,000 per annum for service as a director of KICO)
•	up to an additional $5,000 per annum for committee chair (and $1,500 per annum for KICO committee chair)
•	$500 per Board meeting attended ($250 if telephonic)
•	$350 per committee meeting attended ($175 if telephonic)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information as of June 18, 2013 regarding the beneficial ownership of our common shares by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding common shares, (ii) each present director, (iii) each person listed in the Summary Compensation Table under “Executive Compensation,” and (iv) all of our present executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class

Barry B. Goldstein 15 Joys Lane Kingston, New York	1,125,526 (1)(2)	28.1%

Michael R. Feinsod c/o Infinity Capital 50 Jericho Quadrangle Jericho, New York	504,490 (1)(3)	13.2%

Jack D. Seibald 1336 Boxwood Drive West Hewlett Harbor, New York	311,147 (1)(4)	8.2%

Jay M. Haft 69 Beaver Dam Road Salisbury, Connecticut	170,275 (1)(5)	4.5%

David A. Lyons 252 Brookdale Road Stamford, Connecticut	- (1)	-

John D. Reiersen 15 Joys Lane Kingston, New York	24,600 (1)(6)	*

Victor J. Brodsky 15 Joys Lane Kingston, New York	11,408 (1)	*

All executive officers and directors as a group (7 persons)	2,147,446 (1)(2)(3)(4)(5)(6)	53.4%
__________
* Less than 1%.

(1)	Based upon Schedule 13D filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other information that is publicly available.

(2)
Includes (i) 32,500 shares held in retirement trusts for the benefit of Mr. Goldstein, (ii) 188,865 shares issuable upon the exercise of currently exercisable options and (iii) 144,161 shares owned by Mr. Goldstein’s wife. The inclusion of the shares owned by Mr. Goldstein’s wife shall not be construed as an admission that Mr. Goldstein is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(3)
Includes 487,495 shares owned by Infinity Capital Partners, L.P. (“Partners”). Each of (i) Infinity Capital, LLC (“Capital”), as the general partner of Partners, (ii) Infinity Management, LLC (“Management”), as the Investment Manager of Partners, and (iii) Michael Feinsod, as the Managing Member of Capital and Management, the General Partner and Investment Manager, respectively, of Partners, may be deemed to be the beneficial owners of the shares held by Partners. Pursuant to the Schedule 13D filed under the Exchange Act, by Partners, Capital, Management and Mr. Feinsod, each has sole voting and dispositive power over the shares. Also includes 10,000 shares held in a retirement trust for the benefit of Mr. Feinsod.

(4)	Includes (i) 113,000 shares owned jointly by Mr. Seibald and his wife, Stephanie Seibald and (ii) 174,824 shares held in a retirement trust for the benefit of Mr. Seibald.

(5)	Includes 576 shares held in a retirement trust for the benefit of Mr. Haft.

(6)	Includes 20,000 shares issuable upon the exercise of options that are exercisable currently or within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2009/2010 Debt Financing

Between June 2009 and March 2010, we borrowed an aggregate of $1,450,000 and issued promissory notes in such aggregate principal amount (the “2009/2010 Notes”). The 2009/2010 Notes provided for interest at the rate of 12.625% per annum and were payable on July 10, 2011. The 2009/2010 Notes were prepayable by us without premium or penalty; provided, however, that, under any circumstances, the holders of the 2009/2010 Notes were entitled to receive an aggregate of six months interest from the issue date of the 2009/2010 Notes with respect to the amount prepaid.

Kidstone LLC (“Kidstone”), a limited liability company whose members are Barry Goldstein, our President, Chairman of the Board and Chief Executive Officer and one of our principal stockholders, Steven Shapiro, a director of KICO, and a family member of Sam Yedid, a director of KICO, purchased a 2009/2010 Note in the principal amount of $120,000. Jay M. Haft, one of our principal stockholders and directors, purchased a 2009/2010 Note in the principal amount of $50,000. A member of the family of Michael Feinsod, one of our principal stockholders and directors, purchased a 2009/2010 Note in the principal amount of $100,000. Mr. Yedid and members of his family purchased 2009/2010 Notes in the aggregate principal amount of $295,000. A member of the family of Floyd Tupper, a director of KICO, purchased a 2009/2010 Note in the principal amount of $70,000. Mr. Goldstein’s retirement account purchased a 2009/2010 Note in the principal amount of $150,000.

In June 2011, we repaid $703,000 of the principal amount borrowed pursuant to the above 2009 and 2010 debt financing, including $120,000 to Kidstone, $20,000 to Mr. Haft, $40,000 to the Feinsod family member, $139,000 to the Yedid family members, $28,000 to the Tupper family member and $60,000 to Mr. Goldstein’s retirement account. With regard to the remaining $747,000 principal amount borrowed, we agreed with the lenders, including Mr. Haft, the Feinsod family member, the Yedid family members, the Tupper family member and Mr. Goldstein’s retirement account, that the maturity date for the debt will be extended to July 10, 2014 and that interest at the rate of 9.5% per annum will be payable.

PROPOSAL 1: ELECTION OF DIRECTORS

Five directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

Our Certificate of Incorporation provides for cumulative voting of shares for the election of directors. This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (five) multiplied by the number of shares he is entitled to vote. A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

Nominees for Directors

All five of the nominees are currently members of our Board. The following table sets forth each nominee’s age as of June 18, 2013, the positions and offices presently held by him with us, and the year in which he became a director. The Board recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.

Name	Age	Position and Offices Held	Director Since

Barry B. Goldstein	60	President, Chairman of the Board, Chief Executive Officer, Treasurer and Director	2001
Michael R. Feinsod	42	Director	2008
Jay M. Haft	77	Director	1989
David A. Lyons	63	Director	2005
Jack D. Seibald	52	Director	2004

Barry B. Goldstein

Mr. Goldstein was elected our President, Chief Executive Officer, Chairman of the Board, and a director in March 2001 and our Treasurer in May 2001. He served as our Chief Financial Officer from March 2001 to November 2007. Since January 2006, Mr. Goldstein has served as Chairman of the Board of Kingstone Insurance Company (“KICO”) (formerly known as Commercial Mutual Insurance Company), a New York property and casualty insurer, as well as Chairman of its Executive Committee. Mr. Goldstein has served as Chief Investment Officer of KICO since August 2008 and as its President and Chief Executive Officer since January 2012. He was Treasurer of KICO from March 2010 through September 2010. Effective July 1, 2009, we acquired a 100% equity interest in KICO. From April 1997 to December 2004, Mr. Goldstein served as President of AIA Acquisition Corp., which operated insurance agencies in Pennsylvania and which sold substantially all of its assets to us in May 2003. Mr. Goldstein received his B.A. and M.B.A. from State University of New York at Buffalo. We believe that Mr. Goldstein’s extensive experience in the insurance industry, including his service as Chairman of the Board of KICO since 2006 and as its Chief Investment Officer since 2008, give him the qualifications and skills to serve as one of our directors.

Michael R. Feinsod

Mr. Feinsod is Managing Member of Infinity Capital, LLC, an investment management company he founded in 1999. Mr. Feinsod is the Chairman, Chief Executive Officer and President of Ameritrans Capital Corporation, a business development company. Mr. Feinsod has been an officer of Ameritrans Capital since 2006. Mr. Feinsod has served as a director of Ameritrans Capital since December 2005 and served as a director of Elk Associates Funding Corporation from December 2005 until April 25, 2013. On April 25, 2013, the United States Small Business Administration was appointed as the receiver of Elk Associates Funding Corporation for the purpose of marshaling and liquidating all of its assets and satisfying the claims of creditors therefrom. Mr. Feinsod served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc., a broker-dealer. He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP. Mr. Feinsod holds a J.D. from Fordham University School of Law and a B.A. from George Washington University. He has served as one of our directors since October 2008. We believe that Mr. Feinsod’s corporate finance, legal and executive-level experience, as well as his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

Jay M. Haft

Mr. Haft is currently a personal advisor to Victor Vekselberg, a Russian entrepreneur with considerable interests in oil, aluminum, utilities and other industries. Mr. Haft is also a partner at Columbus Nova, the U.S.-based investment and operating arm of Mr. Vekselberg’s Renova Group of companies. Mr. Haft is also a strategic and financial consultant for growth stage companies. He is active in international corporate finance and mergers and acquisitions as well as in the representation of emerging growth companies. Mr. Haft has extensive experience in the Russian market, in which he has worked on growth strategies for companies looking to internationalize their business assets and enter international capital markets. He has been a founder, consultant and/or director of numerous public and private corporations, and served as Chairman of the Board of Dusa Pharmaceuticals, Inc. Mr. Haft serves on the Board of Ballantyne Cashmere, SpA, the United States-Russian Business Counsel and The Link of Times Foundation and is an advisor to Montezemolo & Partners. He has been instrumental in strategic planning and fundraising for a variety of Internet and high-tech, leading edge medical technology and marketing companies over the years. Mr. Haft is counsel to Reed Smith, an international law firm, as well as several other law and accounting firms. Mr. Haft is a past member of the Florida Commission for Government Accountability to the People, a past national trustee and Treasurer of the Miami City Ballet, and a past Board member of the Concert Association of Florida. He is also a past trustee of Florida International University Foundation and previously served on the advisory board of the Wolfsonian Museum and Florida International University Law School. Mr. Haft served as our Vice Chairman of the Board from February 1999 until March 2001. From October 1989 to February 1999, he served as our Chairman of the Board and he has served as one of our directors since 1989. Mr. Haft received B.A. and LL.B. degrees from Yale University. We believe that Mr. Haft’s corporate finance, business consultation, legal and executive-level experience, as well as his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

David A. Lyons

Mr. Lyons is currently Principal of Den Corporate Advisors, LLC, a consulting firm focused on business and merger and acquisition strategies for public and private companies, and, CEO of NextStep Technology Solutions, LLC, a telecommunications marketing company that is a master distributor for Samsung Telecommunications America, LLC in the sale of its VoIP product portfolio into the telecommunications network carrier market. From 2004 through 2010 he served as a principal of Den Ventures, LLC, a business management firm. From 2002 until 2004, Mr. Lyons served as a managing partner of the Nacio Investment Group, and President of Nacio Systems, Inc., a managed hosting company that provides outsourced infrastructure and communication services for mid-size businesses. Prior to forming the Nacio Investment Group, Mr. Lyons served as Vice President of Acquisitions for Expanets, Inc., a national provider of converged communications solutions. Previously, he was Chief Executive Officer of Amnex, Inc. and held various executive management positions at Walker Telephone Systems, Inc. and Inter-Tel, Inc. Mr. Lyons has served as one of our directors since July 2005. We believe that Mr. Lyons’ executive-level experience, as well as his experience in the areas of business consultation, corporate finance and mergers and acquisitions, and his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

Jack D. Seibald

Mr. Seibald is a Founder and Managing Member of Concept Capital Markets, LLC (“Concept Capital”) and serves Concept Capital in a variety of areas, including business and client development and legal and compliance matters. Mr. Seibald also serves as a Managing Member of Concept Capital Holdings, LLC, the parent of Concept Capital, of Concept Capital Administration, LLC, which provides administrative services to Concept Capital and its affiliates, and as a member of the Board of Managers of ConceptONE, LLC, which provides portfolio and risk analytics and reporting services as well as regulatory reporting to investment managers. Mr. Seibald has been affiliated with Concept Capital and its predecessors since 1995 and has extensive experience in equity research, investment management, and prime brokerage services dating back to 1983. From 1997 to 2005, Mr. Seibald was also a Managing Member of Whiteford Advisors, LLC, an investment management firm, where as co-founder he co-managed several pools of funds. He began his career at Oppenheimer & Co. as an equity analyst covering the retailing industry and has also been affiliated with Salomon Brothers and Morgan Stanley & Co in similar positions. Mr. Seibald also operated The Seibald Report, Inc., an independent research firm specializing in the retailing sector. He holds an M.B.A. from Hofstra University and a B.A. from George Washington University. Mr. Seibald has served as one of our directors since 2004. In January 2008, the Financial Industry Regulatory Authority (“FINRA”) imposed a $100,000 fine and 20-day suspension on Mr. Seibald in connection with the settlement of a FINRA action against Sanders Morris Harris Inc. and Mr. Seibald, among others. FINRA had found that Mr. Seibald had improperly received compensation from a profit pool derived, in part, from commissions on trading by a hedge fund for which he served as a manager. We believe that Mr. Seibald’s corporate finance and executive-level experience, as well as his service on the Board of KICO since 2006 (including his service as Chairman of its Investments Committee), give him the qualifications and skills to serve as one of our directors.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The responsibilities and duties of the Audit Committee include the following:

•
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the Securities and Exchange Commission, our stockholders or to the general public, and our internal financial and accounting controls,

•	oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by us,
•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations,
•	recommend, establish and monitor procedures designed to facilitate

•	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and

•	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
The members of our Board’s Audit Committee currently are Messrs. Lyons, Feinsod, Haft and Seibald. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is available on our website, www.kingstonecompanies.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members, selecting director nominees to be presented for Board and/or stockholder approval, identifying members of the Board to serve on each Board committee, identifying individuals to serve as officers and developing corporate governance guidelines. The members of the Nominating and Corporate Governance Committee currently are Messrs. Haft, Feinsod, Lyons and Seibald. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is available on our website, www.kingstonecompanies.com. While the Nominating and Corporate Governance Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating and Corporate Governance Committee considers diversity of background, experience and qualifications in evaluating prospective Board members. The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below. At this time, the Nominating and Corporate Governance Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees, including the determination of the compensation for our Chief Executive Officer and our other executive officers, the approval of one or more stock option plans and other compensation plans covering our employees, and the grant of stock options and other awards pursuant to stock option plans and other compensation plans. The members of the Compensation Committee currently are Messrs. Seibald, Feinsod, Haft and Lyons. Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is available on our website, www.kingstonecompanies.com.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers. The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since 2001, Barry B. Goldstein has served as our Chief Executive Officer and Chairman of the Board. We do not currently have a lead independent director. At this time, our Board believes that Mr. Goldstein’s combined role as Chief Executive Officer and Chairman of our Board enables us to benefit from Mr. Goldstein’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost. Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of Kingstone Companies, Inc. (the “Company”) as of December 31, 2012 and for the years ended December 31, 2012 and 2011, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management. The Committee also discussed with Marcum LLP, the Company’s outside auditors (“Marcum”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Committee concerning independence and the Committee discussed Marcum’s independence with Marcum.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

David A. Lyons
Michael R. Feinsod
Jay M. Haft
Jack D. Seibald

Meetings

Our Board of Directors held six meetings during the fiscal year ended December 31, 2012.

The Audit Committee of the Board of Directors held five meetings during the fiscal year ended December 31, 2012.

The Nominating Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2012.

The Compensation Committee of the Board of Directors held three meetings during the fiscal year ended December 31, 2012.

During 2012, all of our directors attended at least 75% of the meetings of the Board and of the committees on which they served.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders. However, all directors are encouraged to attend. Each of our directors was in attendance at last year’s annual meeting of stockholders.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, Kingstone Companies, Inc., 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary. Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Lyons is an “audit committee financial expert,” as that is defined in Item 407(d)(5) of Regulation S-K. Mr. Lyons is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common shares and certain trusts of which reporting persons are trustees. We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2012. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and written representations that no other reports were required, during the fiscal year ended December 31, 2012, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Barry B. Goldstein, Michael R. Feinsod, Jay M. Haft, David A. Lyons and Jack D. Seibald. Each of Messrs. Feinsod, Haft, Lyons and Seibald is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Lyons, Feinsod, Haft and Seibald, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act.

Nominating Committee

The members of our Board’s Nominating Committee currently are Messrs. Feinsod, Haft, Lyons and Seibald, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Seibald, Feinsod, Haft and Lyons, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE NUMBER OF AUTHORIZED COMMON SHARES

Our Board of Directors has adopted resolutions approving and submitting to a vote of the shareholders an amendment to Article FOURTH of our Certificate Incorporation to increase the total number of authorized common shares from 10,000,000 to 20,000,000.

Our Board of Directors believes that the availability of additional authorized common shares will provide us with the flexibility in the future to issue common shares for general corporate purposes, including raising additional capital and in connection with present and future employee benefit programs and acquisitions of companies or assets.  We have no plans, arrangements or understandings, whether written or oral, to issue any of the common shares that will be newly available following the approval of this proposal by our stockholders.

Our Board of Directors will determine whether, when and on what terms the issuance of our common shares may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before the issuance of the additional common shares authorized under our Certificate of Incorporation, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock market or exchange on which our common shares may then be listed, including The Nasdaq Stock Market.

Our Certificate of Incorporation currently authorizes the issuance of 11,000,000 shares, 10,000,000 of which are designated as common shares, par value $.01 per share, and 1,000,000 of which are designated as preferred shares, par value $.01 per share. As of June 18, 2013, there were 3,840,920 common shares outstanding and no preferred shares outstanding. In addition, as of such date, 235,11 5 common shares were issuable upon the exercise of outstanding options.

Although our Board has no current plans to utilize the additional authorized common shares to entrench present management, it may, in the future, be able to use the additional common shares as a defensive tactic against hostile takeover attempts. The authorization of such additional common shares will have no current anti-takeover effect. No hostile take-over attempts are, to our management’s knowledge, currently threatened. There are no provisions in our Certificate of Incorporation or By-Laws or other material agreements to which we are a party that would, in our management’s judgment, have an anti-takeover effect; however, as described under “Stockholder Proposals”, our By-Laws contain certain advance notification requirements for nominations of persons for election to our Board and proposals by stockholders at annual meeting of stockholders.

The relative rights and limitations of the common shares would remain unchanged under the amendment. Our stockholders do not currently possess, nor upon the approval of the proposed authorized share increase will they acquire, preemptive rights, that would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, our securities. Therefore, the proposed increase in authorized common shares could result in the dilution of the ownership interest of existing stockholders.

Recommendation and Required Vote

The affirmative vote of the holders of a majority of our outstanding common shares is required for approval of this proposal. The Board of Directors recommends a vote FOR approval of the proposed amendment to our Certificate of Incorporation to increase the total number of authorized common shares from 10,000,000 to 20,000,000.

PROPOSAL 3: AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE NUMBER OF AUTHORIZED PREFERRED SHARES

Our Board of Directors has adopted resolutions approving and submitting to a vote of the shareholders an amendment to Article FOURTH of our Certificate Incorporation to increase the total number of authorized preferred shares from 1,000,000 to 2,500,000.

Our Board of Directors believes that the availability of additional authorized preferred shares will provide us with the flexibility in the future to issue preferred shares for general corporate purposes, including raising additional capital and in connection with present and future employee benefit programs and acquisitions of companies or assets.  We have no plans, arrangements or understandings, whether written or oral, to issue any of the preferred shares that will be newly available following the approval of this proposal by our stockholders.

Our Board of Directors will determine whether, when and on what terms the issuance of our preferred shares may be warranted in connection with any future actions, including any dividend, liquidation, redemption, conversion and voting rights and preferences associated with such issued preferred shares. No further action or authorization by our stockholders will be necessary before the issuance of the additional preferred shares authorized under our Certificate of Incorporation, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock market or exchange on which our preferred shares may then be listed, including The Nasdaq Stock Market.

Our Certificate of Incorporation currently authorizes the issuance of 11,000,000 shares, 10,000,000 of which are designated as common shares, par value $.01 per share, and 1,000,000 of which are designated as preferred shares, par value $.01 per share. As of June 18, 2013, there were  3,840,920 common shares outstanding and no preferred shares outstanding. In addition, as of such date,  235,115 common shares were issuable upon the exercise of outstanding options.

Although our Board has no current plans to utilize the additional authorized preferred shares to entrench present management, it may, in the future, be able to use the additional preferred shares as a defensive tactic against hostile takeover attempts. The authorization of such additional preferred shares will have no current anti-takeover effect. No hostile take-over attempts are, to our management’s knowledge, currently threatened. There are no provisions in our Certificate of Incorporation or By-Laws or other material agreements to which we are a party that would, in our management’s judgment, have an anti-takeover effect; however, as described under “Stockholder Proposals”, our By-Laws contain certain advance notification requirements for nominations of persons for election to our Board and proposals by stockholders at annual meeting of stockholders.

Our stockholders do not currently possess, nor upon the approval of the proposed authorized share increase will they acquire, preemptive rights, that would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, our securities. Therefore, the proposed increase in authorized preferred shares could result in the dilution of the ownership interest of existing stockholders.

Recommendation and Required Vote

The affirmative vote of the holders of a majority of our outstanding common shares is required for approval of this proposal. The Board of Directors recommends a vote FOR approval of the proposed amendment to our Certificate of Incorporation to increase the total number of authorized preferred shares from 1,000,000 to 2,500,000.

PROPOSAL 4: AMENDMENT TO 2005 EQUITY PARTICIPATION PLAN TO INCREASE NUMBER OF AUTHORIZED SHARES

The Board of Directors recommends that stockholders approve an amendment to our 2005 Equity Participation Plan (the “Plan”) to increase the number of common shares authorized to be issued from 550,000 to 700,000. As of May 31, 2013, options for the purchase of 403,865 common shares (net of cancellations) had been granted pursuant to the Plan.

The Plan plays an important role in our efforts to attract and retain employees of outstanding ability and to align the interests of employees with those of the stockholders through increased stock ownership. In order to continue to provide appropriate equity incentives to employees in the future, the Board has approved an increase in the number of authorized shares under the Plan subject to stockholder approval. As discussed below, the Plan is also designed to provide incentives to non-employee directors of, and consultants and advisors to, us and our subsidiaries.

The following statements include summaries of certain provisions of the Plan. The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, a copy of which is available at our offices.

Purpose

The purpose of the Plan is to advance the interests of Kingstone Companies, Inc. by inducing persons or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, us and our subsidiaries by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests, and by providing such employees, non-employee directors, consultants and advisors with an additional incentive to promote our success.

Administration

The Plan provides for its administration by the Board or by a committee consisting of at least two persons chosen by the Board. The Board or the committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom options and/or restricted stock will be granted, and to determine the times at which options and/or restricted stock will be granted and the exercise price for which options will be granted. The Board or the committee is authorized to interpret the Plan and the interpretation and construction by the Board or the committee of any provision of the Plan or of any option or restricted stock granted thereunder shall be final and conclusive. The receipt of options and/or restricted stock by directors or any members of the committee shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

Eligibility

Subject to certain limitations as set forth in the Plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees or, in the case of nonstatutory stock options, are employees or non-employee directors of, or certain consultants or advisors to, us or our subsidiaries. Subject to certain limitations as set forth in the Plan, restricted stock may be granted thereunder to persons or entities who are employees or non-employee directors of, or certain consultants or advisors to, us or our subsidiaries. As of May 31, 2013, approximately 54 employees and four non-employee directors were eligible to receive options or restricted stock under the Plan.

Options

Nature of Options

The Board or committee may grant options under the Plan which are intended to either qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (we refer to this as the “Code”) or not so qualify. We refer to options that do not so qualify as “nonstatutory stock options.” The Federal income tax consequences relating to the grant and exercise of incentive stock options and nonstatutory stock options are described below under “Federal Income Tax Consequences.”

Option Price

The option price of the shares subject to an incentive stock option or a nonstatutory stock option may not be less than the fair market value (as such term is defined in the Plan) of the common shares on the date upon which such option is granted. In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of our stock or of a parent or of any of our subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the common shares on the date upon which such option is granted.

On [__________] [__], 2013, the closing sale price for our common shares, as reported by The Nasdaq Stock Market, was $[________] per share.

Exercise of Options

An option granted under the Plan shall be exercised by the delivery by the holder to our Secretary at our principal office of a written notice of the number of shares with respect to which the option is being exercised. The notice must be accompanied, or followed within ten days, by payment of the full option price of such shares which must be made by the holder's delivery of (i) a check in such amount, (ii) previously acquired common shares, the fair market value of which shall be determined as of the date of exercise, or (iii) if provided for in a stock option agreement pursuant to which the option is granted, a check in an amount equal to the par value of the common shares being acquired and a promissory note in an amount equal to the balance of the exercise price, or a combination of (i), (ii) and (iii). Alternatively, if provided for in the stock option agreement, the holder may elect to have us reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price of the option being exercised.

Duration of Options

No incentive stock option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% stockholder, the option shall not be exercisable after the expiration of five years from the date of its grant.

Nonstatutory stock options granted under the Plan may be of such duration as shall be determined by the Board or the committee.

Reload Options

The Board or the committee may grant options with a reload feature. A reload feature shall only apply when the option price is paid by delivery of common shares or by having us reduce the number of shares otherwise issuable to an optionee (as discussed in clause (iii) under “Exercise of Options”) (a “Net Exercise”). Any reload feature granted shall provide that the option holder shall receive, contemporaneously with the payment of the option price in common shares or in the event of a Net Exercise, a reload stock option to purchase that number of common shares equal to the sum of (i) the number of common shares used to exercise the option (or not issued in the case of a Net Exercise), and (ii) with respect to nonstatutory stock options, the number of common shares used to satisfy any tax withholding requirement incident to the exercise of the option. The option price per share for a reload option shall be as follows: (A) in the case of a reload option which is an incentive stock option being granted to a 10% stockholder, 110% of the fair market value of a common share on the date of grant of the reload option and (B) in the case of a reload option which is an incentive stock option being granted to a person other than a 10% stockholder or is a nonstatutory stock option, shall be the fair market value of a common share on the date of grant of the reload option. The term of the reload option shall be equal to the remaining option term of the option which gave rise to the reload option.

Alternate Stock Appreciation Rights

Concurrently with, or subsequent to, the award of any option to purchase common shares, the Board or the Committee may, in its sole discretion, award to the optionee a related alternate stock appreciation right (we call this a “SAR”), permitting the optionee to be paid the appreciation on the related option in lieu of exercising the related option.

The amount payable by us to an optionee upon exercise of a SAR may, in our sole discretion, be paid in common shares, cash or a combination thereof.

Non-Transferability

Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by the optionee.

Death, Disability or Termination of Employment

Subject to the terms of the stock option agreement pursuant to which options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall be terminated for cause, or such employment or services shall be terminated voluntarily, any options held by such persons or entities shall expire immediately. If such employment or services shall terminate other than by reason of death or disability, voluntarily by the employee, non-employee director, consultant or advisor or for cause, then, subject to the terms of the stock option agreement pursuant to which options are granted, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option. For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by us or at the normal retirement date prescribed from time to time by us shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

Subject to the terms of the stock option agreement pursuant to which options are granted, if an option holder under the Plan (i) dies while employed by us or any of our subsidiaries or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, or (ii) dies within three months after the termination of his employment or services other than voluntarily or for cause, then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death. Subject to the terms of the stock option agreement pursuant to which options are granted, if the holder of an option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.

Restricted Stock Grants

The Board or the committee may grant restricted stock under the Plan to any individual or entity eligible to receive restricted stock.

Shares granted pursuant to a grant of restricted stock shall vest as determined by the Board or the committee. A grantee shall forfeit all shares not previously vested at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, us or any of our subsidiaries.

In determining the vesting requirements with respect to a grant of restricted stock, the Board or the committee may impose such restrictions on any shares granted as it may deem advisable including restrictions relating to length of service, corporate performance and attainment of individual or group performance objectives.

No shares granted pursuant to a grant of restricted stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and to the extent that, such shares are vested.

Amendment and Termination

The Plan (but not options previously granted thereunder) shall terminate on October 10, 2015, ten years from the date that it was adopted by the Board. Subject to certain limitations, the Plan may be amended or modified from time to time or terminated at an earlier date by the Board or by the stockholders.

Federal Income Tax Consequences

Nonstatutory Stock Options

Under the Code and the Treasury Department Regulations, a nonstatutory stock option does not ordinarily have a “readily ascertainable fair market value” when it is granted. This rule will apply to our grant of nonstatutory stock options. Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him nor a deduction to us. Instead, the optionee will recognize compensation income at the time he exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price. Subject to the applicable provisions of the Code and the Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee’s income.

For purposes of determining the optionee’s gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a nonstatutory stock option, the optionee's basis in such shares will be the sum of his option price plus the amount of compensation income recognized by him on exercise. Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon whether the optionee held the shares for more than one year or one year or less. No part of any such gain will be an “item of tax preference” for purposes of the “alternative minimum tax.”

Incentive Stock Options

Options granted under the Plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the incentive stock option. For purposes of determining such gain or loss, the optionee’ s basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to him upon exercise of the incentive stock option, the optionee will realize long-term capital gain or loss upon their sale or disposition.

Generally, we will not be allowed a deduction with respect to an incentive stock option. However, if an optionee fails to meet the foregoing holding period requirements (a so-called disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.

For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee’s alternative minimum taxable income. In addition, for purposes of such tax, the basis of such shares will include such excess.

To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options. In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a nonstatutory stock option, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options. In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Board or the committee, and neither the Board nor the committee has determined future awards or who might receive them.

Plan Benefits

The following table sets forth certain information regarding options granted under the Plan (net of forfeitures), as of May 31, 2013, to (i) each person listed in the Summary Compensation Table under Executive Compensation, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) each nominee for election as a director, (v) each associate of any such directors, executive officers or nominees, (vi) each other person who received 5% of the options granted and (vii) all employees, including current officers who are not executive officers, as a group:

Name and Position	Common Stock Underlying Options Granted	Weighted Average Exercise Price Per Share
Barry B. Goldstein Chief Executive Officer	318,865	$2.32
Victor Brodsky Chief Financial Officer	20,000	$2.35
John D. Reiersen Executive Vice President, Kingstone Insurance Company	20,000	$2.35
Michael R. Feinsod Director	-0-	-
Jay M. Haft Director	-0-	-
David A. Lyons Director	-0-	-
Jack D. Seibald Director	-0-	-
All current executive officers as a group	358,865	$2.32
All current directors who are not executive officers as a group	-0-	-
All employees, including all current officers who are not executive officers, as a group	45,000	$2.87

Recommendation and Required Vote

The affirmative vote of the holders of a majority of our common shares present at the meeting, in person or by proxy, is required for approval of this proposal. Our Board of Directors recommends a vote FOR this proposed amendment to the 2005 Equity Participation Plan.

PROPOSAL 5: ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with recent legislation and the rules of the Securities and Exchange Commission (the “SEC”), we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed in this proxy statement.

The compensation structure established by our Compensation Committee is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of stockholder value, to reward executives when we perform financially or operationally well, to align the financial interests of our executives with the interests of our stockholders, and to be competitive within our industry. We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited us over time.

We are requesting stockholder approval of the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation.

We are asking our stockholders to indicate their support for our named executive officer compensation through the following resolution:

“RESOLVED, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the Company’s proxy statement for its 2013 annual meeting.”

Because this stockholder vote is advisory, it is not binding on us or our Board of Directors. However, our Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions that our stockholders express in their votes. The Compensation Committee will review the results of the stockholder votes on this “say on pay” proposal and consider whether to recommend any changes or modifications to our executive compensation policies and practices as a result of such votes.

Recommendation and Required Vote

The affirmative vote of the holders of a majority of our common shares present at the meeting, in person or by proxy, is required for approval of this proposal. The Board of Directors recommends a vote FOR approval of the compensation of our executive officers as disclosed in this proxy statement.

PROPOSAL 6: ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with recent legislation and the rules of the SEC, we are also providing our stockholders with the opportunity to cast a non-binding advisory vote on how frequently we should seek an advisory vote on the compensation of our executive officers. After careful consideration of this proposal, our Board determined that an advisory vote on executive compensation that occurs every three years is the most appropriate option for us and, therefore, recommends that stockholders vote for future advisory votes on executive compensation to occur every three years. In reaching its recommendation, our Board determined that an advisory vote every three years would permit our compensation programs to be evaluated on a long-term basis and provide the Board with sufficient time to thoughtfully evaluate and respond to stockholder input.

By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on executive officer compensation every one, two, or three years. Stockholders may also abstain from voting. The option that receives the most votes cast at the 2013 Annual Meeting of Stockholders will be considered by the Board in determining the preferred frequency with which we will hold a stockholder vote to approve the compensation of our named executive officers.

Because this is an advisory vote and not binding, the Board may decide that it is in the best interest of our stockholders and us to hold an advisory vote on the compensation of our executive officers more or less frequently than the frequency approved by our stockholders. However, our Board of Directors and the Compensation Committee value the opinions expressed by our stockholders in their vote on this proposal and will consider the option that receives the most votes in determining the frequency of future votes on the compensation of our named executive officers.

Recommendation

The Board recommends a vote FOR a frequency of EVERY THREE YEARS regarding the frequency of future advisory votes on executive compensation.

INDEPENDENT PUBLIC ACCOUNTANTS

On January 7, 2013, we engaged Marcum LLP (“Marcum”) as our independent registered public accountants to audit our consolidated financial statements as of December 31, 2012 and for the year then ended. Concurrently, we dismissed EisnerAmper LLP (“EisnerAmper”) as our independent registered public accountants. EisnerAmper had served as our independent auditors since 2009. The Audit Committee of our Board of Directors approved the engagement of Marcum and the dismissal of EisnerAmper.

The report of EisnerAmper on our consolidated financial statements as of December 31, 2011 and 2010 and for the fiscal years then ended did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2011 and 2010 and the period from January 1, 2012 to January 7, 2013, (a) there were no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of EisnerAmper, would have caused EisnerAmper to make reference thereto in its reports on the consolidated financial statements for such years; and (b) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Audit Committee has engaged Marcum as its independent registered public accountants to audit our consolidated financial statements as of December 31, 2013 and for the year then ended.

It is not expected that a representative of Marcum will attend the meeting.

The following is a summary of the fees billed to us by Marcum for professional services rendered for the fiscal year ended December 31, 2012 and by EisnerAmper for professional services rendered for the fiscal year ended December 31, 2011.

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees(1)	$121,000	$177,549
Audit-Related Fees(2)	-	4,500
Tax Fees(3)	46,164	-
All Other Fees(4)	-	-
	$167,164	$182,048
__________

(1)
Audit Fees consist of fees billed for services rendered for the audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q and services provided in connection with other statutory or regulatory filings.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of fees billed by our independent auditors for professional services related to preparation of our U.S. federal and state income tax returns, representation for the examination of our 2009 federal tax return, and tax advice.

(4)	All Other Fees consist of aggregate fees billed for products and services provided by our independent auditors, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. Substantially all of the fees shown above were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received at our offices in Kingston, New York by [ , 2014] for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting. To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the notice regarding the availability of proxy materials for the prior year’s annual meeting of stockholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the notice regarding the availability of proxy materials for the current year. A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;
•	the name and address of the stockholder proposing such business;
•	the class and number of our shares which are beneficially owned by such stockholder; and
•	any material interest of such stockholder in such business.
Stockholder Nominees

In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days’ notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

•	the day on which the notice of the date of the meeting was made available to stockholders, or
•	the day on which such public disclosure of the meeting date was made.
The stockholder sending the notice of nomination must describe various matters, including such information as:

•	the name, age, business and residence addresses, occupation or employment and shares held by the nominee;

•	any other information relating to such nominee required to be disclosed in a proxy statement; and
•	the name, address and number of shares held by the stockholder.
These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 15 Joys Lane, Kingston, New York 12401. The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2, 3, 4, 5 and 6 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”), excluding exhibits, and our Quarterly Report on Form 10-Q for the period ended March 31, 2013 (the "March 2013 Form 10-Q"), excluding exhibits. We may charge a fee equal to our reasonable expenses in furnishing exhibits.

The following information from our Form 10-K with respect to the fiscal years ended December 31, 2012 and 2011, as filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this proxy statement:

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Item 7 thereof;

•	our consolidated financial statements as of December 31, 2012 and 2011 and for the years then ended, included in Item 8 thereof (found following Item 15 thereof); and

•	“Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” included in Item 9 thereof.

The following information from our March 2013 Form 10-Q, as filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this proxy statement:

•	our consolidated financial statements as of March 31, 2013 and for the three months ended March 31, 2013 and 2012, included in Part I, Item 1 thereof; and

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Part I, Item 2 thereof.

Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Barry B. Goldstein
Chief Executive Officer

Kingston, New York
[____________] [___], 2013

KINGSTONE COMPANIES, INC.
15 JOYS LANE
KINGSTON, NY 12401

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M61331-P41997 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINGSTONE COMPANIES, INC.

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

Nominees:

01) Barry B. Goldstein
02) Michael R. Feinsod
03) Jay M. Haft
04) David A. Lyons
05) Jack D. Seibald

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends a vote FOR all of the named nominees.

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote "3 YEARS" on the following proposal:

	3 Years	2 Years	1 Year	Abstain
6. To vote, on a non-binding advisory basis, whether future advisory votes on the Company's executive compensation should be held every one, two or three years.	☐	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES (AND THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO CUMULATE VOTES AMONG NOMINEES), FOR PROPOSALS 2, 3, 4 AND 5, AND FOR "3 YEARS" WITH RESPECT TO PROPOSAL 6. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

To cumulate votes as to a particular nominee or nominees as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF

KINGSTONE COMPANIES, INC.

August 13, 2013

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Form 10-Q are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided.

M61332-P41997

KINGSTONE COMPANIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Barry B. Goldstein as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the common shares of Kingstone Companies, Inc. held of record by the undersigned at the close of business on June 18, 2013 at the Annual Meeting of Stockholders to be held on August 13, 2013 or any adjournment thereof.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD EXCEPT FOR THE CUMULATIVE VOTING FEATURE APPLICABLE TO THE ELECTION OF DIRECTORS, WHICH IS ONLY AVAILABLE BY VOTING THE PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON AUGUST 12, 2013.

CUMULATIVE VOTING - **If you exercise cumulative voting, please check the box on the reverse side.**

NAME OF NOMINEE	# OF VOTES CAST

(Continued and to be signed on the reverse side)